UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2016

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2016, the board of directors of Northern Oil and Gas, Inc. (the “Company”) appointed Michael Frantz to fill the existing vacancy on the Company’s board of directors. Mr. Frantz is the Vice President, Investments of TRT Holdings, Inc. (“TRT”). TRT and its affiliates are significant common stockholders of the Company and also holders of a significant amount of the Company’s 8% senior unsecured notes, due 2020. Mr. Frantz will participate in the Company’s 2016 compensation program for non-employee directors on a pro rata basis for the portion of the year that he serves on the board of directors. A copy of the Company’s press release related to the foregoing is attached as Exhibit 99.1 to this Current Report.

Item 9.01.     Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release of Northern Oil and Gas, Inc., dated August 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2016	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Northern Oil and Gas, Inc., dated August 11, 2016.